Exhibit 10.2

SEVENTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

THIS SEVENTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of September 27, 2005 (this “Amendment”), is by and among Edwards Lifesciences Financing LLC, a Delaware limited liability company (“Seller”), Edwards Lifesciences LLC, a Delaware limited liability company (“Servicer”), Blue Ridge Asset Funding Corporation, a Delaware corporation (“Blue Ridge”), the liquidity banks from time to time party to the Liquidity Agreement (the “Liquidity Banks;” together with Blue Ridge, the “Purchasers”) and Wachovia Bank, National Association, as agent for the Purchasers (the “Agent”), and pertains to the Receivables Purchase Agreement dated as of December 21, 2000 amongst the parties hereto (as heretofore and hereby amended, the “Purchase Agreement”).  Unless otherwise defined in this Amendment capitalized terms used herein shall have the meanings assigned to such terms in the Purchase Agreement.

PRELIMINARY STATEMENTS

WHEREAS, the Seller wishes to make certain amendments to the Purchase Agreement; and

WHEREAS, the Agent and the Purchasers are willing to agree to such amendments.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                                            Amendments.  The Purchase Agreement is hereby amended as follows:

(a)                           The definition of “Default Horizon Ratio” set forth in Exhibit I to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Default Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate sales generated by the Originator during the four (4) Calculation Periods ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-off Date.

(b)                                 Clause (iii) of the definition of “Eligible Receivable” set forth in Exhibit I to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(iii) which is not a Delinquent Receivable, a Defaulted Receivable or owing from an Obligor as to which more than 50% of the aggregate Outstanding Balance of all Receivables owing from such Obligor are Defaulted Receivables,

(c)                                  The last two sentences of the definition of “Eligible Receivable” set forth in Exhibit I to the Purchase Agreement are hereby amended and restated in their entirety to read as follows:

Notwithstanding anything herein to the contrary, as of any date of determination, 47.5% of the Outstanding Balance of any Receivable generated in the then current month owing to the Distributor Division shall be deemed ineligible.  The Agent reserves the right, in its reasonable discretion, to adjust such percentage based on information provided to the Agent pursuant to this Agreement

(d)                           The definition of “Liquidity Termination Date” set forth in Exhibit I to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Liquidity Termination Date” means the earlier to occur of (a) September 19, 2006, and (b) the date on which a Downgrading Event with respect to a Liquidity Bank shall have occurred and been continuing for not less than 45 days, and either (i) the Downgraded Liquidity Bank shall not have been replaced by an Eligible Assignee pursuant to the Liquidity Agreement or (ii) the Liquidity Commitment of such Downgraded Liquidity Bank shall not have been funded or collateralized in such a manner that will avoid a reduction in or withdrawal of the credit rating applied to the Commercial Paper to which such Liquidity Agreement applies by any of the rating agencies then rating such Commercial Paper.

(e)                            The definition of “Purchase Limit” set forth in Exhibit I to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Purchase Limit” means $50,000,000.

(f)                             Section 9.1(h)(ii) of the Purchase Agreement is hereby amended to delete “3.75%” where it appears and to substitute in lieu thereof “3.00%.”

2.                                            Representations and Warranties.  In order to induce Blue Ridge and the Agent, on behalf of the other Purchasers, to enter into this Amendment, each of the Seller Parties hereby represents and warrants to Blue Ridge and the Agent, on behalf of the other Purchasers, as follows:

(a) The execution and delivery by such party of this Amendment, and the performance of its obligations under the Purchase Agreement as amended hereby, are within such party’s organizational powers and authority and have been duly authorized by all necessary organizational action on its part;

(b) This Amendment has been duly executed and delivered by such party, and the Purchase Agreement, as amended hereby, constitutes such party’s legal, valid and binding obligation, enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and

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(c) As of the date hereof, no event has occurred and is continuing that will constitute an Amortization Event or an Unmatured Amortization Event.

3.                                      Conditions Precedent.  This Amendment shall become effective as of the date first above written upon:

(a)                                 execution and delivery to the Agent of a counterpart hereof by each of the parties hereto, and

(b)                                 execution and delivery to the Agent of a counterpart of a fifth amended and restated Fee Letter by each of the parties thereto, and payment to the Agent of any fees due and owing thereunder on September 27, 2005.

4.                                      Miscellaneous.

(a)                                 CHOICE OF LAW.  THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

(b)                                 Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(c)                                  Ratification of Purchase Agreement.  Except as expressly amended hereby, the Purchase Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

EDWARDS LIFESCIENCES FINANCING LLC

By:	/s/ Corinne H. Lyle
Name:	Corinne H. Lyle
Title:	Corporate Vice President, Chief Financial Officer and Treasurer

EDWARDS LIFESCIENCES LLC

By:	/s/ Corinne H. Lyle
Name:	Corinne H. Lyle
Title:	Corporate Vice President, Chief Financial Officer and Treasurer

[Signature Page to Seventh Amendment to Edwards RPA]

BLUE RIDGE ASSET FUNDING CORPORATION

BY: WACHOVIA CAPITAL MARKETS, LLC, ITS ATTORNEY IN FACT

By:	/s/ Douglas R. Wilson, SR.
Name:	Douglas R. Wilson, SR.
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, AS A LIQUIDITY BANK AND AS AGENT

By:	/s/ Rodney Sanders
Name:	Rodney Sanders
Title:	Director

[Signature Page to Seventh Amendment to Edwards RPA]